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                                                                    EXHIBIT 23.1
CONSENT OF ERNST & YOUNG AB

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076) and Form S-3 (File No. 333-40936) of Private Media Group, Inc. of our report dated April 11, 2002, with respect to the consolidated financial statements of Private Media Group, Inc. included in this Annual Report (Form 10-K) as of December 31, 2001 and for each of the three years in the period ended December 31, 2001.


Stockholm, Sweden
April 15, 2002

Ernst & Young AB

/s/ Tom Bjorklund